Exhibit 10.16

On Osprey Partners' Letterhead

INVESTOR RELATIONS AGREEMENT

The following sets forth the terms of the engagement of OSPREY PARTNERS ("Osprey") by Unity Wireless Corporation (the "Company") on a non-exclusive basis to provide shareholder, investor, and community investor relations services to the Company.

Investor Relations Services

Investor Relations Services: Under this agreement Osprey will undertake shareholder and investor relations activities on the Company's behalf, and in concert with the Company's management, will assist in the implementation an IR Program.

2. Osprey will review the Company's News Releases, and other investor relations oriented materials that may be useful in the development of a clear and understandable image as to the market segment(s) within which the Company has established itself as a significant business entity. Osprey will assist in an effort designed to make a wider spectrum of potential investors aware of the Company, and its growth potential within its market segment(s) of choice, with a view towards attracting increased investor interest in the Company.

3. Compensation for IR Services: In consideration of Osprey's services pursuant to this Agreement, Osprey shall be entitled to receive, and the Company agrees to pay the following compensation:

Cash Fee: The Company shall pay Osprey a retainer amount of $1,000 per month under this Agreement, with this amount to be reconsidered from time to time for possible adjustment, with the first such retainer payment to be due and payable on signing this Agreement, and subsequent retainer payments to be paid on the monthly anniversaries of this Agreement.

Stock Options: Upon retention of Osprey under this Agreement, the Company shall grant to Osprey, subject to regulatory approval, stock options entitling Osprey to purchase up to 150,000 shares of its common stock, at an exercise price of $0.31 per share, at any time up to the fifth anniversary of the date of this Agreement. Shares issued on exercise of the stock options will be registered and free trading upon issue.

Vesting of Stock Options: Osprey's entitlement to exercise the stock options shall vest in equal proportions on a quarterly basis, with the first 37,500 stock options to vest on May 1, 2002, and a further 37,500 stock options to vest on each of August 1, 2002, November 1, 2002 and February 1, 2003. The stock options will be granted in accordance with and subject to the terms and conditions of the Company's Amended and Restated Stock Option Plan.

4. Expenses: In addition to the fees described above, the Company agrees to reimburse, upon request from time to time, all approved out-of-pocket expenses incurred by Osprey in connection with the matters contemplated in this Agreement. Osprey shall obtain the approval of the Company prior to incurring any individual expense in excess of $250, and no aggregate expenses in excess of $250 shall be incurred in a given month without Company's advanced approval.

5. Term: The term of this Agreement shall commence on signing of this Agreement by the Company, and shall continue for a period of one year from that date (the "Engagement Period"). If the Company and Osprey desire to extend the relationship, the parties will renew this Agreement or enter into a new agreement. Either party may terminate this agreement immediately on written notice to the other party if the other party has committed a material breach of any term of this Agreement. In the absence of any such breach, either party may terminate this agreement on 30 days' written notice to the other party. On termination or expiry of the term of this Agreement, Osprey will return all property of the Company then in its possession, including any office equipment, automobiles, correspondence, documents, computer disks, notebooks, video and audio equipment and tapes, files and other tangible property.

6. Compliance with Laws: Each party to this Agreement is responsible for informing itself of and complying with all applicable United States and Canadian federal, state and provincial securities laws and the policies of the Canadian Venture Exchange. Osprey will provide the services required under this Agreement honestly and diligently, and will use its best efforts to serve the Company and promote its interests.

7. Confidentiality: Osprey will not, directly or indirectly, use, disseminate, disclose, communicate, divulge, reveal, publish, use for its own benefit, copy, make notes of, input into a computer data base or preserve in any way any confidential information relating the Company, whether during the term of this Agreement or thereafter, unless it first receives written permission to do so from an authorized officer of the Company. For the purposes of this Agreement, "confidential information" is information disclosed to or acquired by Osprey relating to the business of the Company, its projects or the personal affairs of the directors, officers and shareholders of the Company, including information developed or gathered by Osprey which has not been approved by the Company for public dissemination. Confidential information does not include information in the public domain, information released from the provisions of this Agreement by written authorization of an authorized officer of the Company, information which is part of the general skill and knowledge of Osprey and does not relate specifically to the business of the Company, and information which is authorized by the Company to be disclosed in the ordinary course or is required by law or applicable regulatory policy to be disclosed.

8. Certification of Osprey: Osprey hereby certifies that it is resident in a jurisdiction outside of Canada and acknowledges that:

A) Canada:

(a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the stock options to be granted to it hereunder or the shares issuable on the exercise thereof (collectively, the "Securities");

(b) there is no government or other insurance covering the Securities;

(c) there are risks associated with the purchase of the Securities;

(d) there are restrictions on Osprey's ability to resell the Securities and it is the responsibility of Osprey to find out what those restrictions are and to comply with them before selling the Securities; and

(e) the Company has advised Osprey that the Company is relying on an exemption from the requirements to provide Osprey with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to Osprey.

B) United States:

(a) Osprey represents and warrants that it is accepting the Shares solely for Osprey's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction complying with the registration requirements of the United States Securities Act of 1933, as amended (the "Act"), and applicable state securities or "blue sky" laws, or pursuant to an exemption there from. Osprey also represents that the entire legal and beneficial interest of the Shares that it is accepting in return of services is being accepted for, and will be held for, Osprey's account only, and neither in whole nor in part for any other person or entity.

(b) Osprey alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Osprey's purchase of the Shares, or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person.

(c) If Osprey is a partnership, trust, corporation or other entity: (1) it was not organized for the purpose of acquiring the Shares (or all of its equity owners are "accredited investors" as defined in Section 9 below); (2) it has the power and authority to execute and comply with the terms of this Agreement and the person executing said documents on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the state set forth in its address below; and (4) all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said state.

(d) Osprey has relied solely upon the documents delivered by the Company, advice of its representatives, if any, and independent investigations made by the Osprey and/or its purchaser representatives, if any, in making the decision to purchase the Shares subscribed for herein and acknowledges that no representations or agreements have been made to the Osprey in respect thereto.

(e) Osprey confirms that Osprey has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Shares.

(f) Without in any way limiting its representations set forth above, Osprey further agrees that it shall in no event make any disposition of all or any portion of the Shares that Osprey is receiving unless:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii) (A) Osprey shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; (B) Osprey shall have furnished the Company with an opinion of his or her counsel to the effect that such disposition will not require registration under the Act; and (C) such opinion shall be in form and substance reasonably acceptable to counsel for the Company and the Company shall have advised Osprey of such acceptance.

9 Accredited Investor Status. Osprey hereby covenants, represents and warrants to the Company that Osprey is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act and that Osprey satisfies the categories of accredited investor as set forth on Schedule A by Osprey.

10. Legends: The agreement evidencing the stock options granted to Osprey hereunder and, if necessary, the certificates representing shares issued on exercise of such options, will be endorsed with any legend required under United States securities laws, the legend prescribed by the Canadian Venture Exchange and a legend stating that:

Canada:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before August 11, 2002 (The date is four months plus one day after the date the stock options are granted.)"

United States:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT."

11. Governing Law: This Agreement shall be governed by the laws of British Columbia.

If the foregoing correctly sets forth our agreement, I would appreciate your signing a copy of this Agreement in the space provided and returning it by FAX to Osprey.

Understood and agreed to:

Unity Wireless Corporation

By: /s/ Ilan Kenig
Signature

Date: April 10, 2002

OSPREY PARTNERS

By: /s/ signed
Signature

Date: April 10, 2002

SCHEDULE A

(Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the
Investor Relations Agreement to which this Schedule is attached.)

In connection with the execution of the Investor Relations Agreement attached hereto, Osprey covenants, represents and warrants to the Company that Osprey satisfied one or more of the categories marked below:

PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, OSPREY, SATISFY, BY PLACING YOUR INITIALS BELOW ON THE LINE OPPOSITE EACH CATEGORY THAT APPLIES TO OSPREY:

Initial Each That Apply	Category

_____ 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

_____ 2. A savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Act, whether acting in its individual or fiduciary capacity; or

_____ 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_____ 4. An insurance company as defined in Section 2(13) of the Act; or

_____ 5. An investment company registered under the Investment Company Act of 1940; or

_____ 6. A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

_____ 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_____ 8. A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5,000,000; or

_____ 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_____ 10. A private business development company as defined in Section 202(a) (22) or the Investment Advisors Act of 1940; or

_____ 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000; or

_____ 12. A director, executive officer or general partner of the Company; or

_____ 13. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000; or

_____ 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____ 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_____ 16. An entity in which all of the equity owners are accredited investors.

Date: __________________

OSPREY PARTNERS

By: ______________________________
(Authorized Signature)

__________________________________
(Official Capacity or Title -
please print)

__________________________________
(Please print name of individual
whose signature appears)